TRUST AGREEMENT


                  TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated March 5, 2003 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedule I attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Schedule I attached hereto.

                      LASALLE BANK NATIONAL ASSOCIATION
                        as Trustee on behalf of the Trust identified in Schedule I hereto, and not in its individual capacity



                      By:  ____________________________
                           Name:  Ann M. Kelly
                           Title: Assistant Vice President


                      MS STRUCTURED ASSET CORP.



                      By: ____________________________
                           Name:  John Kehoe
                           Title: Vice President



Attachments: Schedules I, II and III

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                        SATURNS Trust No. 2003-5

Date of Trust Agreement:      March 14, 2003

Trustee:                      LaSalle Bank National Association

Initial Unit Principal
Balance of the Units:         $75,027,675

Issue Price:                  100%

Number of Units:              3,001,107 (Unit Principal Balance of $25 each)

Minimum Denomination:         $25 and $25 increments in excess thereof. Each
                              $25 of Unit Principal Balance is a Unit.

Cut-off Date:                 March 14, 2003

Closing Date:                 March 14, 2003

Specified Currency:           United States dollars

Business Day:                 New York, New York and Chicago, Illinois

Interest Rate:                8.125% per annum on the basis of a 360 day year
                              consisting of twelve 30 day months.

Interest Reset Period:        Not Applicable

Rating:                       Baa1 by Moody's

                              BBB by S&P

Rating Agencies:              Moody's and S&P

Scheduled Final Distribution
Date: July 16, 2031. The Units will have the same final maturity as the Underlying Securities.

Prepayment/Redemption:

                              The Trust Property is subject to redemption in accordance with the terms of the Underlying Securities and as described in Schedule II and is subject to call in accordance with Schedule III. Any such call or redemption will cause a redemption of a corresponding portion of the Units.

                              If the call rights under the Swap Agreement are partially exercised, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement. If sufficient funds are not available to redeem each such redeemed Unit in full, one Unit may be fractionally redeemed as a result of each such partial exercise.

Additional Distribution:      If any of the Underlying Securities are redeemed
                              by the Underlying Security Issuer due to a tax event or following a tax event prior to March 14, 2008, each of the Units being redeemed in connection with such redemption of Underlying
                              Securities or related exercise of the call rights under the Swap Agreement will be redeemed at their stated Unit Principal Balance without any additional distribution.

                              If the Underlying Security Issuer gives notice of a self-tender as to Underlying Securities held by the Trust and a Swap Counterparty exercises its call rights under a Swap Agreement in connection with such self-tender prior to March 14, 2008, each redeemed Unitholder shall receive an additional distribution of $1.50 per Unit from the proceeds of such exercise in respect of principal, price or premium with respect to the Underlying Securities in excess of the corresponding Unit Principal Balance of the Units to be redeemed. The Units may also receive any additional amounts available at maturity or upon a redemption by the Underlying Security Issuer if all or a portion of the Swap Agreement has expired unexercised.

Swap Agreement:               The ISDA Master Agreement referred to in Schedule
                              III and any assignment thereof.

Swap Counterparty:            Party A to the Swap Agreement referred to in
                              Schedule III or any assignee thereof.

                              In the event of a self-tender for the Underlying Securities, the Trustee shall tender to the Underlying Security Issuer an amount of the Underlying Securities equal to the total number of options exercised, and shall apply the proceeds of such tender in cash settlement of such options as provided in the Swap Agreement; provided, however, that to the extent any amount of Underlying Securities tendered is not accepted by the Underlying Security Issuer and paid for in accordance with the terms of the tender offer, such options relating to the securities so tendered and not accepted shall be deemed rescinded and no settlement thereof shall be deemed to have occurred, with the number of such rescinded options to be allocated among the Swap Counterparties in proportion to the number of options initially exercised (and each Swap Counterparty shall be entitled to exercise such rescinded options in the future).

Swap Termination Payment:     With respect to each $1,000 face amount of
                              Underlying Securities and each corresponding option under the Swap Agreement, an amount equal to the excess (if any) of the sale proceeds or redemption proceeds of the Underlying Securities, as applicable, reduced by (x) accrued interest on the Underlying Securities, (y) the $1,000 of Unit
                              Principal Balance of Units to be redeemed in relation to such sale or redemption and (z) any additional distribution on the Units to be redeemed in relation to such sale or distribution.

Swap Notional Amount:         The notional amount specified in Schedule III.

Swap Payment Date:            Not Applicable

Swap Rate:                    Not Applicable

Distribution                  Date: Each January 16 and July 16, or the next
                              succeeding Business Day if such day is not a Business Day, commencing July 16, 2003 and any other date upon which funds are available for distribution in accordance with the terms hereof.

                              If any payment with respect to the Underlying Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or the Record Date.

Record Date:                  The record date for each Distribution Date shall
                              be the third Business Day prior to such
                              Distribution Date, without adjustment for any change in the Distribution Date due to the receipt of funds for distribution after 12 noon.

Form:                         Global Security

Depositary:                   DTC

Trustee Fees and Expenses:    As compensation for and in payment of trust
                              expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution
                              Date in the amount equal to $2,000. The Trustee
                              Fee shall cease to accrue after termination of the Trust. The "Trigger Amount" with respect to
                              Extraordinary Trust Expenses for the Trust is
                              $25,000 and the Maximum Reimbursable Amount is
                              $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense Administrator in accordance with the Expense Administration Agreement.

Expense Administrator:        The Trustee will act as Expense Administrator on
                              behalf of the Trust pursuant to an Expense
                              Administration Agreement, dated as of the date of the Trust Agreement (the "Expense Administration
                              Agreement"), between the Trustee as Expense
                              Administrator (the "Expense Administrator") and the Trust.

                              The Expense Administrator will receive a fee equal to $6,500 payable on each Distribution Date. Amounts in respect of an additional payment obligation of the Swap Counterparty in respect of the Expense Administrator's fee shall also be considered part of the Expense Administrator's fee hereunder and under the Expense Administration Agreement. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Underlying Securities after application of such receipts to payment of accrued interest on the Units. The Amounts specified in the paragraph are also referred to as the "Expense Administrator's Fee".

                              In addition, the Expense Administrator shall own that portion of the Underlying Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement and the Expense Administration Agreement). The Expense Administrator shall receive all interest and principal with respect to such portion of the Underlying Securities.

                              The Expense Administrator will be responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Units on the New York Stock Exchange

ERISA Restrictions:           No ERISA Restrictions apply.

QIB Restriction:              Not Applicable

Trust Wind-Up Event:          If (i) cash settlement applies under the Swap
                              Agreement (other than in connection with a self-tender or redemption by the Underlying
                              Security Issuer for the Underlying Securities),
                              (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any call rights under the Swap Agreement and (iii) the Selling
                              Agent cannot obtain a bid for the Underlying
                              Securities in excess of 100% of the aggregate Unit
                              Principal Balance of the Units and accrued interest on the Underlying Securities, then the Underlying Securities will not be sold, the Swap
                              Counterparty's exercise of the call rights will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                  If a Trust Wind-Up Event occurs, any Underlying
                              Securities held by the Trust will be liquidated
                              (by delivery to the Underlying Security Issuer in the event of a redemption, pursuant to the terms of the Swap Agreement in the event of an exercise of options under the Swap Agreement or otherwise by sale thereof).

                              If the related Trust Wind-Up Event occurs due to a redemption of the Underlying Securities by the Underlying Security Issuer or an exercise of the call rights under the Swap Agreement as to all Underlying Securities held by the Trust, (i) amounts received as accrued interest on the Underlying Securities will be applied to amounts treated as accrued interest outstanding on the Units, (ii) amounts received as principal or par on the Underlying Securities (including any portion of the Call Strike Price (as defined in the Swap Agreement)) will be applied to the Unit Principal Balance of the Units up to 100% of the Unit Principal Balance of each Unit, and (iii) any additional amounts received in respect of principal or premium (or any portion of the Call Strike Price in excess of the amount in (ii)) will be applied to the Units as an additional distribution, but only up to the amount specified under "Additional Distribution" in this Trust Agreement. Remaining accrued interest will be applied to the Expense Administrator's fee. Amounts in respect of an additional payment obligation of each Swap Counterparty in respect of the Expense Administrator's Fee will be paid to the Expense Administrator. Remaining amounts will be allocated to the Swap Termination Payment.

                              If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Units up to their stated principal balance. If the proceeds of liquidation exceed the stated principal balance of the Units and the accrued interest on the Underlying Securities, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement, other than amounts payable to the Expense Administrator in respect of the Expense Administrator's Fee.

Self-Tenders by
Underlying Security Issuer:   The Trust will not participate in any self-tender
                              by the Underlying Security Issuer for the Underlying Securities and the Trustee will not accept any instructions to the contrary from the Unitholders except in connection with an exercise by a Swap Counterparty of its call rights. Any
                              Swap Counterparty may exercise its call rights in connection with any self-tender in accordance with the Swap Agreement and the Trustee may participate in the self tender by the Underlying Security
                              Issuer on behalf of an exercising Swap
                              Counterparty.

Depositor Optional Exchange:  Depositor Optional Exchange applies to this Series of Units.

                              Section 5.12(c)(ii) of the Standard Terms shall be incorporated herein by replacing 5.12 (c)(ii) with the following: "(ii) such exchange is to be effected on any Distribution Date or any date that is 90 days before or after a Distribution Date (or the succeeding Business Day if such date is not a Business Day) with 45 days notice".

                              Pursuant to 5.12(c)(iii) each Swap Counterparty and the Expense Administrator must consent to such an exchange.

Terms of Retained Interest:   Notwithstanding any other provision herein or in
                              the Standard Terms, the Depositor retains the right to receive any and all interest that accrues on the Underlying Securities prior to the Closing
                              Date. The Depositor will receive such accrued interest on the first Distribution Date (or redemption date if earlier) for the Units and such amount shall be paid from the interest payment made with respect to the Underlying Securities on the first Distribution Date.

                              The amount of the Retained Interest is $982,133.

                              If an Underlying Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

Call Option Terms:            Not Applicable.

Sale of Underlying
Securities:                   If the Swap Counterparty is not an affiliate of
                              the Selling Agent, the Selling Agent will extend a right of first refusal to each Swap Counterparty to purchase the Underlying Securities at the highest bid received by the Selling Agent.

                              If more than one Swap Counterparty exercises such right of first refusal, Underlying Securities will be sold to each exercising Swap Counterparty in proportion to the number of options held by such Swap Counterparty; provided, that if only one Swap Counterparty exercises such right of first refusal, such Swap Counterparty shall be entitled to purchase all of the Underlying Securities to be sold by the Selling Agent.

                              If cash settlement applies and if the Swap
                              Counterparty exercises any of its call rights other than in connection with a redemption of or a self-tender for the Underlying Securities by the Underlying Security Issuer (or extent thereof in the event of an exercise of call rights in excess of the amount to be redeemed), a number of Underlying Securities corresponding to the number of call rights exercised by the Swap Counterparty will be sold by the Selling Agent on behalf of the Trust. If the Selling Agent cannot obtain a bid for the Underlying Securities in excess of the amount specified in the Swap Agreement, then the Underlying Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such call rights in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Selling Agent:                Morgan Stanley & Co. Incorporated.

Rating Agency Condition:      The definition of Rating Agencies Condition in the
                              Standard Terms shall not apply.

                              "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) written confirmation by Moody's (if the Units are rated by Moody's, for so long as the Units are outstanding and rated by Moody's) and
                              (ii) written confirmation by S&P (if the Units are rated by S&P, for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

                                   Schedule II
                            (Terms of Trust Property)

Underlying Securities:        Ford Motor Company 7.45% debentures due July 16,
                              2031

Underlying Security Issuer:   Ford Motor Company

Principal Amount:             $82,000,000

Underlying Security Rate:     7.45%

Credit Ratings:               Baa1 by Moody's

                              BBB by S&P

Listing:                      None.

Underlying Security
Issuance Agreement:           An indenture dated as of February 15, 1992 between
                              the Underlying Security Issuer and the Underlying
                              Security Trustee as supplemented and amended from time to time.

Form:                         Global

Acquisition Price by Trust:   $72,869,303

Underlying Security
Payment Date:                 Each January 16 and July  16

Original Issue Date:          The Underlying Securities were originally issued
                              in a public offering on or about July 16, 1999 in a principal amount of $1,800,000,000. Further
                              Underlying Securities were issued under the same series in public offerings on or about July 28, 2000 in a principal amount of $1,500,000,000 and October 24, 2001 in a principal amount of $1,500,000,000.

Maturity Date:                July 16, 2031

Sinking Fund Terms:           Not Applicable

Redemption                    Terms: The Underlying Security Issuer may redeem
                              the Underlying Securities upon a "tax event" for a redemption price equal to the principal amount plus accrued interest if any.

CUSIP No.:/ISIN No.           345370CA6

Underlying Security Trustee:  Bank of New York

Available Information
Regarding the Underlying
Security Issuer
(if other than U.S.
Treasury obligations):        The Underlying Security Issuer is subject to the
                              informational requirements of the Securities
                              Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange
                              Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington,
                              D.C. 20549 and at the following Regional Offices of the Commission: Woolworth Building, 233
                              Broadway, New York, New York 10279, and Northwest
                              Atrium Center, 500 West Madison Street, Chicago,
                              Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
                              District of Columbia 20549 at prescribed rates.

                                                                  MORGAN STANLEY

                                  Schedule III
                              (Call Option Confirm)


--------------------------------------------------------------------------------
Date:   March 14, 2003

To:     SATURNS Trust No. 2003-5           From:    Morgan Stanley & Co.
                                                    International Limited

Attn:   Asset-Backed Securities Group      Contact: Chris Boas
        SATURNS Trust No. 2003-5

Fax:    312-904-2084                       Fax:     212-761-0406

Tel:    312-904-9387                       Tel:     212-761-1395
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number SQ27T

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS & Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                   March 7, 2003

Option Style:                 American

Option Type:                  Call

Buyer:                        MSIL ("Party A")

Seller:                       SATURNS Trust No. 2003-5 ("Party B")

Bonds:                        The obligation identified as follows:
                              Bond Issuer:            Ford Motor Company
                              Issue:                  7.45% debentures due 2031
                              CUSIP:                  345370CA6
                              Coupon:                 7.45%
                              Maturity Date:          July 16, 2031
                              Face Amount Purchased:  USD 82,000,000


Premium:                      USD $205,000

Premium Payment Date:         March 14, 2003

Number of Options:            82,000

Option Entitlement:           USD 1,000 of face amount of the Bonds per Option.

Strike Price:                 (i) For any Exercise Date prior to March 14, 2008,
                              (A) 91.498%, in the case of an exercise related to a redemption, of the corresponding portion of the face amount of the Bonds, but exclusive of accrued interest on the Bonds or (B) 96.988%, in the case of an exercise related to a self-tender by the Bond Issuer for Bonds held by the Trust, in each case, of the corresponding portion of the face amount of the Bonds, but exclusive of accrued interest on the Bonds or (ii) for any Exercise
                              Date on or after March 14, 2008, 91.498% of the face amount of the Bonds exclusive of accrued interest.


Calculation Agent:            Party A

II. Exercise Terms

Automatic Exercise:           Inapplicable

Exercise Period:              Any Business Day from, and including, 9:00 a.m.
                              (New York time) on March 14, 2008, to, and including, the Expiration Time on the Expiration
                              Date; provided, however, the Exercise Period shall also include any Business Day prior to March 14, 2008, if notice of redemption or self-tender has been delivered by the Bond Issuer as to Bonds held by the Trust.

Exercise Date:                For each Option exercised, the day during the
                              Exercise Period on which that Option is exercised.

Rescission of Exercise:       Party A may rescind its notice of exercise at any
                              time prior to the Settlement Date by providing notice of rescission to Party B.

                              If Cash Settlement applies and if Party B cannot obtain a bid for the Bonds held by it in excess of the Strike Price together with accrued interest on the Bonds, then Party A's notice of exercise shall be rescinded; provided that this provision shall not apply in connection with a redemption. If Cash Settlement applies and if Party A exercises its Options in connection with a self-tender for settlement prior to March 14, 2008, Party A's notice of exercise shall be automatically rescinded if the price offered by the Bond Issuer does not exceed the Strike Price together with accrued interest on the Bonds.

                              Upon any rescission of exercise (whether pursuant to the foregoing sentence or otherwise) the Options for which notice of exercise was given and for which exercise was rescinded shall continue in full force and effect without regard to such provision of notice.

                              Any Options exercised under this Transaction may be deemed rescinded to the extent so provided under Schedule I to the Trust Agreement.

Multiple Exercise:            Applicable

Minimum Number of Options:    1

Written Confirmation
of Exercise:                  Applicable. Buyer shall give exercise notice which
                              may be given orally (including by telephone) during the Exercise Period but no later than the Notification Date. Buyer will execute and deliver a written exercise notice confirming the substance of such oral notice, however, failure to provide such written notice will not affect the validity of the oral notice.

Limitation on Rights of MSIL: Buyer may, by written notice thereof to Seller, delegate its rights to provide a notice of exercise hereunder to a third party (the "Third Party"). Any such delegation will be irrevocable by Buyer without the written consent of the Third Party. Any such Third Party will have the same rights and obligations regarding providing notice of exercise hereunder as the Buyer had prior to such delegation. While any such delegation is effective, Seller will only recognize a notice of exercise that is provided by the Third Party.

Notification Date:            The Swap Counterparty may give notice of its
                              intention to exercise the call rights under the Swap Agreement on not less than 15 or more than 60-calendar days' notice. The Swap Counterparty may give notice of its intention to exercise its call rights under the Swap Agreement with respect to Bonds held by the Trust as to which the Bond
                              Issuer has given notice of its intention to redeem or notice of a self-tender with two business days notice prior to the settlement of exercise but no later than 4:00 p.m. New York time on the second
                              Business Day immediately preceding the scheduled settlement of the redemption or self-tender.

Limited Right to
Confirm Exercise:             Inapplicable

Expiration Date:              July 16, 2028

Expiration Time:              4:00 p.m. New York time

Business Days:                New York and Chicago

III. Settlements:

Settlement:                   Cash Settlement if MSIL is Party A or if the
                              Options are exercised in connection with a redemption or self-tender; otherwise Physical
                              Settlement. Party A will notify Party B separately regarding the clearance system details for Physical Settlement.

Spot Price
(Cash Settlement Only):       The cash proceeds received by Party B in
                              connection with sale of the Bonds by Party B, excluding any amounts in respect of accrued interest. In the event of redemption or self-tender by the Bond Issuer, the redemption price or self-tender price, as applicable, paid by the Bond Issuer, excluding accrued interest.

Cash Settlement Amount
(Cash Settlement Only):       The Cash Settlement Amount shall be adjusted to
                              reflect the Additional Payment Obligation of Party
                              A.

Bond Payment (Physical
Settlement Only):             The Bond Payment shall also include the Additional
                              Payment Obligation of Party A.

Deposit of Bond Payment
(Physical Settlement Only):   Party A must deposit the Bond Payment with the
                              Trustee on the Business Day prior to the Exercise
                              Date. The Bonds are to be delivered "free" to Party A.

Additional Payment
Obligation of Party A:        To the Expense Administrator (the "Expense
                              Administrator Payment Obligation"):

                              If the Bond Issuer has not given notice of redemption in connection with any exercise of Options hereunder and if any such exercise is an exercise of less than all Options remaining unexercised hereunder, Party A shall pay to the Expense Administrator an amount equal to the present value of a stream of payments equal to $6,500 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 5.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Option Entitlement multiplied by the number of Options exercised and divided by $82,000,000.

                              To Party B:

                              Upon any exercise, Party A shall pay to Party B the Fractional Unit Make Whole Amount. Party A shall be entitled to reimbursement of any amounts paid or netted from payments received in respect of the Fractional Unit Make Whole Amount from the Expense Administrator to the extent, and only to the extent, provided in the Expense Administration Agreement.

Settlement Date:              For Cash Settlement, as applicable, the Business
                              Day of settlement of the sale of the Bonds by Party B or the Business Day of settlement of a redemption of Bonds by the Bond Issuer. For
                              Physical Settlement, the Exercise Date.


         3. Additional Definitions.

         "Expense Administration Agreement" means the expense administration agreement dated as of the date hereof between Party B and the Expense Administrator.

         "Expense Administrator" means LaSalle Bank National Association acting pursuant to the Expense Administration Agreement.

         "Fractional Unit Make Whole Amount" means an amount equal to the Unit Principal Balance (as defined in the Trust Agreement) of any fractional Unit (as defined in the Trust Agreement) that would remain after any exercise hereunder if no provision were made to pay to Party B an additional amount equal to such Unit Principal Balance, together with accrued interest on such fractional Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement) on such fractional Unit.

         "Trust Agreement" means the trust agreement dated as of the date hereof between the MS Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction. A redemption by the Bond Issuer of a portion of the Bonds held by Party B will result in a partial Additional Termination Event to the extent of the Bonds being so redeemed (or, to the extent there are multiple Swap Counterparties, to such portion of the Bonds being redeemed allocable to the options held by Party A) if Party A does not exercise Options hereunder corresponding to such Bonds.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment for each option so terminated, in lieu of the termination payment determined in accordance with
Section 6(e) of the Agreement, the amount specified as the Swap Termination Payment in the Trust Agreement.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended.

         8. Account Details.

Payments to Party A:          Citibank, N.A., New York
                              SWIFT BIC Code: CITIUS33
                              ABA No.  021 000 089
                              FAO: Morgan Stanley & Co. International Limited
                              Account No. 3042-1519

Operations Contact:           Barbara Kent
                              Tel  212-537-1449
                              Fax  212-537-1868

Payments to Party B:          LaSalle Bank, Chicago, Illinois
                              ABA No. 071 000 505
                              Reference:  SATURNS 2003-5
                              Unit Account / AC-2090067/
                              Account No.: 67-9180-604

                              Andy Streepey
Operations Contact:           Tel:  312-904-9387
                              Fax: 312-904-2084

         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number SQ27T by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ John Kehoe
    ------------------------
    Name:  John Kehoe
    Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2003-5
BY:  LaSalle Bank National Association,
      solely as Trustee and not in its individual capacity.


BY: /s/ Ann M. Kelly
    ------------------------
    Name:  Ann M. Kelly
    Title: Assistant Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ John Kehoe
    ------------------------
    Name:  John Kehoe
    Title: Attorney in fact